Calculation of Filing Fee Tables
S-3
CITIGROUP INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.266% Fixed Rate / Floating Rate Senior Notes due 2029	457(r)	3,500,000,000		$ 3,500,000,000.00	0.0001381	$ 483,350.00
Fees to be Paid	2	Debt	5.583% Fixed Rate / Floating Rate Senior Notes due 2032	457(r)	3,500,000,000		$ 3,500,000,000.00	0.0001381	$ 483,350.00
Fees to be Paid	3	Debt	5.860% Fixed Rate / Floating Rate Senior Notes due 2037	457(r)	4,500,000,000		$ 4,500,000,000.00	0.0001381	$ 621,450.00
Fees to be Paid	4	Debt	Floating Rate Senior Notes due 2029	457(r)	500,000,000		$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 12,000,000,000.00		$ 1,657,200.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 16,572.00
			Net Fee Due:						$ 1,640,628.00
Offering Note
[1]	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is $12,000,000,000. Citigroup Inc. previously registered 4,800,000 depositary shares having an aggregate offering price of $120,000,000 under a prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act on January 28, 2026 and forming a part of a Registration Statement on Form S-3 No. 333-270327 filed by the Registrants on March 7, 2023 (the "Prior Registration Statement"). A registration fee of $16,572 related to those depositary shares, which remain unsold, was paid by Citigroup Inc. Pursuant to Rule 457(p), the registration fee paid in connection with the depositary shares registered on the Prior Registration Statement is being applied to a Registration Statement on Form S-3 No. 293732 (the "Current Registration Statement"). The offering of such unsold depositary shares from the Prior Registration Statement has been terminated.

[2]	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is $12,000,000,000. Citigroup Inc. previously registered 4,800,000 depositary shares having an aggregate offering price of $120,000,000 under a prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act on January 28, 2026 and forming a part of a Registration Statement on Form S-3 No. 333-270327 filed by the Registrants on March 7, 2023 (the "Prior Registration Statement"). A registration fee of $16,572 related to those depositary shares, which remain unsold, was paid by Citigroup Inc. Pursuant to Rule 457(p), the registration fee paid in connection with the depositary shares registered on the Prior Registration Statement is being applied to a Registration Statement on Form S-3 No. 293732 (the "Current Registration Statement"). The offering of such unsold depositary shares from the Prior Registration Statement has been terminated.

[3]	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is $12,000,000,000. Citigroup Inc. previously registered 4,800,000 depositary shares having an aggregate offering price of $120,000,000 under a prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act on January 28, 2026 and forming a part of a Registration Statement on Form S-3 No. 333-270327 filed by the Registrants on March 7, 2023 (the "Prior Registration Statement"). A registration fee of $16,572 related to those depositary shares, which remain unsold, was paid by Citigroup Inc. Pursuant to Rule 457(p), the registration fee paid in connection with the depositary shares registered on the Prior Registration Statement is being applied to a Registration Statement on Form S-3 No. 293732 (the "Current Registration Statement"). The offering of such unsold depositary shares from the Prior Registration Statement has been terminated.

[4]	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is $12,000,000,000. Citigroup Inc. previously registered 4,800,000 depositary shares having an aggregate offering price of $120,000,000 under a prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act on January 28, 2026 and forming a part of a Registration Statement on Form S-3 No. 333-270327 filed by the Registrants on March 7, 2023 (the "Prior Registration Statement"). A registration fee of $16,572 related to those depositary shares, which remain unsold, was paid by Citigroup Inc. Pursuant to Rule 457(p), the registration fee paid in connection with the depositary shares registered on the Prior Registration Statement is being applied to a Registration Statement on Form S-3 No. 293732 (the "Current Registration Statement"). The offering of such unsold depositary shares from the Prior Registration Statement has been terminated.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Citigroup Inc.	S-3	333-270327	01/28/2026		$ 16,572.00	Unallocated (Universal) Shelf			$ 120,000,000.00
Fee Offset Sources	2	Citigroup Inc.	S-3	333-270327		01/28/2026						$ 127,052.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Citigroup Inc. previously registered 4,800,000 depositary shares having an aggregate offering price of $120,000,000 under a prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act on January 28, 2026 and forming a part of the Prior Registration Statement. A registration fee of $16,572 related to those depositary shares, which remain unsold, was paid by Citigroup Inc. Pursuant to Rule 457(p), the registration fee paid in connection with the depositary shares registered on the Prior Registration Statement is being applied to Current Registration Statement. The offering of such unsold depositary shares from the Prior Registration Statement has been terminated.

Offset Note
[2]	Citigroup Inc. previously registered 4,800,000 depositary shares having an aggregate offering price of $120,000,000 under a prospectus supplement filed pursuant to Rule 424(b)(2) of the Securities Act on January 28, 2026 and forming a part of the Prior Registration Statement. A registration fee of $16,572 related to those depositary shares, which remain unsold, was paid by Citigroup Inc. Pursuant to Rule 457(p), the registration fee paid in connection with the depositary shares registered on the Prior Registration Statement is being applied to Current Registration Statement. The offering of such unsold depositary shares from the Prior Registration Statement has been terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $12,000,000,000.00. The prospectus is a final prospectus for the related offering.